UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

TECH DATA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive

Clearwater, Florida, 33760

(Address of principal executive offices)

727-539-7429

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange which registered
Common stock, par value $.0015 per share	TECD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Background

On March 24, 2020, Tiger Merger Sub Co. (the “Merger Sub”), an affiliate of certain investment funds managed by affiliates of Apollo Global Management, Inc., announced that, in connection with the previously announced tender offers and consent solicitations (the “Consent Solicitations”), on March 24, 2020, the requisite consents were received to adopt the proposed amendments (the “Proposed Amendments”) to amend (i) the indenture, dated January 17, 2017, between Tech Data Corporation (the “Company”) and MUFG Union Bank, N.A., as trustee (the “Trustee”), as supplemented from time to time (the “Indenture”), (ii) the Global Security for the Company’s 3.700% Senior Notes due 2022 (the “2022 Notes”) and (iii) the Global Security for the Company’s 4.950% Senior Notes due 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”). The Consent Solicitations were conducted pursuant to the terms of, and subject to the conditions set forth in, the offer to purchase and consent solicitation statement, dated March 10, 2020 (the “Offer to Purchase and Consent Solicitation”), and the separate consent solicitation statement, dated March 10, 2020 (the “2027 Consent Solicitation” and, together with the Offer to Purchase and Consent Solicitation, the “Offer to Purchase and Consent Solicitation Statements”). As previously announced, Tiger Midco, LLC, the parent of Merger Sub, and Tech Data Corporation entered into an agreement and plan of merger to acquire Tech Data Corporation (the “Merger”).

Entry into Supplemental Indentures

On March 24, 2020, the Company and the Trustee entered into a Supplemental Indenture with respect to the 2022 Notes Indenture and Global Security for the 2022 Notes (the “2022 Supplemental Indenture”) and a Supplemental Indenture with respect to the 2027 Notes Indenture and Global Security for the 2027 Notes (the “2027 Supplemental Indenture” and, together with the 2022 Supplemental Indenture, the “Supplemental Indentures”) effecting the Proposed Amendments.

The Proposed Amendments implemented by the Supplemental Indentures will become operative with respect to the Notes only at such time as the following conditions are satisfied or otherwise waived, if applicable, by Merger Sub: (1) the Notes that are validly tendered (and not validly withdrawn) have been accepted for purchase by Merger Sub in accordance with the terms of the Offer to Purchase and Consent Solicitation Statements (and, in the case of the 2027 Notes, when Merger Sub provides notice that it will pay the consent fee as part of the 2027 Consent Solicitation) and (2) the other conditions to the Consent Solicitations set forth in the Offer to Purchase and Consent Solicitation Statements, including the substantially concurrent consummation of the Merger, have been satisfied.

The Proposed Amendments amend the Indenture and the Notes by:

•	Adding the following sentence to the end of the definition of “Change of Control” in the Notes:

Notwithstanding the foregoing, a “Change of Control” will not occur or be deemed to occur (i) in connection with the Acquisition or (ii) at any time so long as (1) the Permitted Holders directly or indirectly beneficially own a majority of the voting power of the Company’s Voting Stock or (2) no other Person, other than the Permitted Holders, beneficially owns a majority of the voting power of the Company’s Voting Stock.

and

•	adding the following definitions in the proper alphabetical order to the list of defined terms under the heading titled “Change of Control Offer” in the Notes “Acquisition” means the acquisition of the Company pursuant to the Agreement and Plan of Merger, dated November 12, 2019, as amended on November 27, 2019 by Amendment No. 1 to Agreement and Plan of Merger (as further amended, supplemented, waived or otherwise modified from time to time), by and among the Company, Tiger Midco LLC and the Tiger Merger Sub Co., which provides that Tiger Merger Sub Co. will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.

“Permitted Holders” means, at any time, (i) one or more investment funds affiliated with, controlled by or managed by Apollo Global Management, Inc. and any of their respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) with the Apollo Sponsors; provided that, collectively, the Apollo Sponsors control a majority of the voting power of the voting stock beneficially owned by such group.

The foregoing descriptions of the 2022 Supplemental Indenture and the 2027 Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the 2022 Supplemental Indenture and the 2027 Supplemental Indenture, respectively, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The 2022 Supplemental Indenture and the 2027 Supplemental Indenture are incorporated by reference into this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Supplemental Indenture, dated March 24, 2020, between Tech Data Corporation and MUFG Union Bank, N.A. for the 2022 Notes

4.2	Supplemental Indenture, dated March 24, 2020, between Tech Data Corporation and MUFG Union Bank, N.A. for the 2027 Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: March 25, 2020	/s/ Charles V. Dannewitz
Charles V. Dannewitz Executive Vice President, & Chief Financial Officer